CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 21, 2010, relating to the financial statements and financial highlights which appear in the March 31, 2010 Annual Report to Shareholders of Columbia High Income Fund, Columbia Short Term Bond Fund, Columbia Total Return Bond Fund, Columbia California Intermediate Municipal Bond Fund, Columbia Georgia Intermediate Municipal Bond Fund, Columbia Maryland Intermediate Municipal Bond Fund, Columbia North Carolina Intermediate Municipal Bond Fund, Columbia South Carolina Intermediate Municipal Bond Fund, Columbia Virginia Intermediate Municipal Bond Fund, Columbia Short Term Municipal Bond Fund, Corporate Bond Portfolio, and Mortgage- and Asset-Backed Portfolio which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 29, 2010